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                                                                   EXHIBIT 3.3


                            UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                           RUBIO'S RESTAURANTS, INC.,
                             A DELAWARE CORPORATION


                  The undersigned, being all of the Directors of Rubio's Restaurants, Inc., a Delaware corporation ("Corporation"), and acting pursuant to the authority of Sections 141 and 144 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, hereby adopt the following recitals and resolutions by unanimous written consent, effective as of April 18, 2000, which shall have the same force and effect as if unanimously adopted in a duly convened meeting of the Board of Directors (the "Board") of the Corporation, and a copy of which shall be filed with the minutes of the
Corporation:

1.       AUTHORIZATION OF AMENDMENT OF THE CORPORATION'S BYLAWS.
         -------------------------------------------------------

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation and its stockholders to amend the Bylaws of the Corporation to fix the number of directors at six (6) as provided in the Certificate of Amendment to Bylaws of Rubio's Restaurants, Inc. attached hereto as EXHIBIT A (the "Amendment").

         NOW, THEREFORE, BE IT RESOLVED, that the undersigned hereby approves the Amendment, with any such non-substantive changes or modifications from the language set forth on attached EXHIBIT A as the officers shall deem necessary or appropriate in their sole discretion, such Amendment to be effective upon obtaining all necessary stockholder approvals.

2.       GENERAL AUTHORITY.
         ------------------

         RESOLVED, FURTHER, that any and all actions, whether previously or subsequently taken by the officers of the Corporation which are consistent with the intent and purposes of the foregoing resolutions, shall be, and the same hereby are, in all respects, ratified, approved and confirmed.

         RESOLVED, FURTHER, that the officers of the Corporation and such persons appointed to act on their behalf pursuant to the foregoing resolutions are hereby authorized and directed in the name of the Corporation and on its behalf, to execute any additional certificates, agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they deem necessary, appropriate or in furtherance of the purposes of each of the foregoing resolutions and transactions contemplated therein.



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         This Unanimous Written Consent of the Board of Directors of Rubio's
Restaurants, Inc. has been executed, in counterpart, effective as of the date first written above.


                               ------------------------------------------
                               Ralph Rubio


                               ------------------------------------------
                               Kyle A. Anderson


                               ------------------------------------------
                               Kim Lopdrup


                               ------------------------------------------
                               Michael Dooling


                               ------------------------------------------
                               Timothy Ryan


                               ------------------------------------------
                               Craig S. Andrews



               [SIGNATURE PAGE TO UNANIMOUS WRITTEN CONSENT OF THE
                BOARD OF DIRECTORS OF RUBIO'S RESTAURANTS, INC.]


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                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT